EXHIBIT (a)(5)(b)
BROOKFIELD HOMES CORPORATION
OFFER TO PURCHASE FOR CASH
UP TO 3,000,000 SHARES OF ITS COMMON STOCK
AT A PURCHASE PRICE OF $55.00 PER SHARE
October 14, 2005
To Our Clients:
Enclosed for your consideration is an offer to purchase, dated October 14, 2005, and related letter of transmittal in connection with a tender offer being conducted by Brookfield Homes Corporation. Brookfield Homes, a Delaware corporation, is offering to purchase for cash up to 3,000,000 shares of its common stock from its stockholders. The tender offer will be conducted upon the terms and subject to the conditions set forth in the offer to purchase and the related letter of transmittal. Brookfield Homes is inviting stockholders to tender shares at a price of $55.00 per share (the “purchase price”), net to the seller in cash, without interest, upon the terms and subject to the conditions of the tender offer. Brascan Corporation, the major stockholder of Brookfield Homes, has indicated to Brookfield Homes that it intends to tender up to an equivalent number of shares as the aggregate number of shares tendered by other stockholders.
All shares properly tendered before the “expiration date” (as defined in Section 1 of the offer to purchase), and not properly withdrawn will be purchased by Brookfield Homes at the purchase price, net to the seller in cash, without interest, upon the terms and subject to the conditions of the tender offer, including the odd lot and proration provisions thereof. See Section 1 of the offer to purchase. Brookfield Homes will return promptly after the expiration date, at its expense, all shares not purchased because of proration. Brookfield Homes reserves the right, in its sole discretion, to purchase more than 3,000,000 shares under the tender offer, subject to applicable law.
If, prior to the expiration date, more than 3,000,000 shares, or such greater number of shares as Brookfield Homes may elect to purchase in accordance with applicable law, are properly tendered and not properly withdrawn, Brookfield Homes will, upon the terms and subject to the conditions of the tender offer, accept shares for purchase first from “odd lot holders” (as defined in Section 1 of the offer to purchase) who properly tender their shares and then on a pro rata basis from all other stockholders whose shares are properly tendered and not properly withdrawn.
We are the owner of record of shares held for your account. As such, we are the only ones who can tender your shares, and we may do so only pursuant to your instructions. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.
Please instruct us as to whether you wish us to tender any or all of the shares we hold for your account on the terms and subject to the conditions of the tender offer.
We call your attention to the following:
1.	The purchase price is $55.00 per share, net to you in cash, without interest.

2.	The tender offer is not conditioned upon any minimum number of shares being tendered. The tender offer is, however, subject to certain other conditions set forth in Section 6 of the offer to purchase.

3.	The tender offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on November 15, 2005, unless Brookfield Homes extends the tender offer.

4.	The tender offer is for 3,000,000 shares, constituting approximately 10% of Brookfield Homes’ shares outstanding as of October 3, 2005.

5.	Tendering stockholders who are registered stockholders and who tender their shares directly to Mellon Investor Services LLC, will not be obligated to pay any brokerage commissions or fees, solicitation fees, or, except as set forth in the offer to purchase and the letter of transmittal, stock transfer taxes on Brookfield Homes’ purchase of shares under the tender offer.

6.	If you own beneficially or of record an aggregate of fewer than 100 shares, and you instruct us to tender on your behalf all such shares before the expiration date and check the box captioned “Odd Lots” in the attached instruction form, Brookfield Homes, upon the terms and subject to the conditions of the tender offer, will accept all such shares for purchase before proration, if any, of the purchase of other shares properly tendered and not properly withdrawn.

7.	The board of directors of Brookfield Homes has approved the tender offer. However, neither Brookfield Homes nor its board of directors makes any recommendation to stockholders as to whether to tender or refrain from tendering their shares. Stockholders must make their own decision as to whether to tender their shares and, if so, how many shares to tender. Brookfield Homes’ directors and executive officers have advised Brookfield Homes that they do not intend to tender any shares in the tender offer.
If you wish to have us tender any or all of your shares, please so instruct us by completing, executing, detaching and returning to us the attached instruction form. If you authorize us to tender your shares, we will tender all such shares unless you specify otherwise on the attached instruction form.
YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE OF THE TENDER OFFER. THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON NOVEMBER 15, 2005, UNLESS BROOKFIELD HOMES EXTENDS THE TENDER OFFER.
As described in the offer to purchase, if more than 3,000,000 shares, or such greater number of shares as Brookfield Homes may elect to purchase in accordance with applicable law, are properly tendered and not properly withdrawn before the expiration date, Brookfield Homes will accept shares for purchase at the purchase price in the following order of priority:
(a)	all shares properly tendered and not properly withdrawn before the expiration date by any odd lot holder who:
(1)	tenders all shares owned beneficially or of record by such odd lot holder (partial tenders will not qualify for this preference); and

(2)	completes the section captioned “Odd Lots” on the letter of transmittal and, if applicable, on the notice of guaranteed delivery; and
(b)	after purchase of all of the foregoing shares, all other shares properly tendered and not properly withdrawn before the expiration date on a pro rata basis, if necessary, with adjustments to avoid purchases of fractional shares, as provided in the offer to purchase.
The tender offer is being made solely under the offer to purchase and the related letter of transmittal and is being made to all record holders of shares. The tender offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any jurisdiction in which the making of the tender offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

INSTRUCTION FORM WITH RESPECT
TO BROOKFIELD HOMES CORPORATION
OFFER TO PURCHASE FOR CASH UP TO 3,000,000 SHARES OF ITS
COMMON STOCK, AT A PURCHASE PRICE OF $55.00 PER SHARE
The undersigned acknowledge(s) receipt of the enclosed offer to purchase dated October 14, 2005, and the related letter of transmittal of Brookfield Homes Corporation, a Delaware corporation, which, as may be amended and supplemented from time to time, together constitute the tender offer in connection with the tender offer by Brookfield Homes to purchase up to 3,000,000 shares of its common stock, par value $0.01 per share, at a price, net to the seller in cash, without interest, of $55.00 per share (the “purchase price”), upon the terms and subject to the conditions of the tender offer.
All shares properly tendered and not properly withdrawn prior to the expiration date of the tender offer will be purchased at the purchase price, net to the seller in cash, without interest, upon the terms and subject to the conditions of the tender offer, including the odd lot and proration provisions described in the offer to purchase. Brookfield Homes will return promptly after the expiration date, at its expense, all other shares, including shares not purchased because of proration.
The undersigned hereby instruct(s) you to tender to Brookfield Homes the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, at a price per share of $55.00, under the terms and subject to the conditions of the tender offer.
Aggregate number of shares to be tendered by you for the account of the undersigned:

                                         shares*
*	UNLESS OTHERWISE INDICATED, ALL OF THE SHARES HELD FOR THE ACCOUNT WILL BE TENDERED.

ODD LOTS
(See Instruction 5 to the Letter of Transmittal)
To be completed ONLY if shares are being tendered by or on behalf of a person owning beneficially or of record an aggregate of fewer than 100 shares.

☐	By checking this box, the undersigned represents that the undersigned owns beneficially or of record an aggregate of fewer than 100 shares and is instructing the holder to tender all such shares.
FOREIGN HOLDERS
(See Instruction 6 to the Letter of Transmittal)
Subject to the terms and conditions of the tender offer, the depositary for the tender offer will not withhold U.S. tax for foreign holders who check the box below and who dispose of all of their shares, including those owned directly and constructively (see Section 13 of the offer to purchase).

☐	The undersigned is the beneficial or record owner of Brookfield Homes’ shares and is tendering all of its shares, including those owned directly and constructively (see Section 13 of the offer to purchase).
THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

SIGNATURE BOX

Signature (s)

Dated	, 2005

Name(s) and address(es)

(Please Print)

Area code and telephone number

Taxpayer Identification or Social Security Number

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